UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2005

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 8.01.  OTHER EVENTS

In May 2005, the Idaho Public Utilities Commission (IPUC) issued the following four orders, all effective June 1, 2005:

Energy Efficiency Tariff Rider   (Order No. 29784; May 13, 2005)
The IPUC authorized Idaho Power to increase the Energy Efficiency Rider from 0.5 percent to 1.5 percent of base revenues (a $4.5 million increase), but denied Idaho Power's request to increase the Rider to 2.4 percent on June 1, 2007.  The funds collected will support demand-side management conservation programs and will not increase Idaho Power's earnings.

Income Tax Settlement   (Order No. 29789; May 25, 2005)
The IPUC authorized Idaho Power to increase base rates by 4.45 percent ($22.8 million) as the result of the negotiated settlement between Idaho Power and the IPUC over a disputed income tax expense issue from Idaho Power's last general rate case.  Approximately half of the 4.45 percent increase (2.20 percent) is for one year only and will expire May 31, 2006, while the other 2.25 percent remains in base rates.

Bennett Mountain Power Plant   (Order No.  29790; May 25, 2005)
The IPUC authorized Idaho Power to increase base rates by 1.8 percent ($9.4 million) to begin recovery of the company's investment in the Bennett Mountain 162-megawatt natural gas-fired power plant near Mountain Home, Idaho.  The $58.0 million increase in rate base included the plant costs through April 30, 2005 along with transmission upgrades and the interconnection of the plant with the transmission grid.

Power Cost Adjustment  (PCA)   (Order No. 29793; May 27, 2005)
The IPUC authorized Idaho Power to maintain the current level of PCA recovery at $73 million above base rates for the 2005-2006 PCA while deferring recovery of an additional $28.3 million (offset by approximately $9.65 million in pre-existing settlement credits from the 2004 general rate case) until Idaho Power's 2006-2007 PCA.  This deferral will accrue interest at the currently allowed PCA rate of 2 percent. The IPUC found that deferring the $28.3 million was reasonable.

Interested parties may petition the IPUC for reconsideration by no later than June 3, 2005, on the Energy Efficiency Tariff Rider increase, no later than June 16, 2005, on the income tax settlement and Bennett Mountain orders, and no later than June 17, 2005, on the PCA order.

All of the above orders are posted on the Idaho Public Utilities Commission Web site  (www.puc.state.id.us).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  June 1, 2005

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer